Exhibit 107

Calculation of Filing Fee Tables

424(b)(5)
(Form Type)

Tilray Brands, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Debt Convertible into Equity	Convertible Promissory Note	457(o)	$50,000,000(1)	100% of principal amount	$50,000,000	0.0000927	$4,635	—	—	—	—
	Equity	Class 2 Common Stock, par value $0.0001 per share	457(i)	20,000,000(3)(6)	—	—	—	(4)	—	—	—	—
	Equity	Class 2 Common Stock, par value $0.0001 per share	457(c)	46,000,000(6)	$3.22(5)	$148,120,000	0.0000927	$13,731	—	—	—	—
Fees Previously Paid	—	—	—	—	—	—		—
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—			—	—	—	—
	Total Offering Amounts					$198,120,000		$18,366
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$18,366

(1) Represents the aggregate principal amount of the convertible promissory note whose offer and sale are registered by the registration statement relating to the prospectus supplement to which this exhibit is attached.

(2) The registration fee is calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”) and represents deferred payment of the registration fee in connection with the Registrant’s Registration Statement on Form S-3ASR (Registration No. 333-233703) paid herewith.

(3) Represents the maximum number of shares of Class 2 common stock that may be issued upon conversion of the Convertible Promissory Note.

(4) Pursuant to Rule 457(i) under the Securities Act, there is no filing fee payable with respect to the shares of Class 2 common stock that may be issuable upon conversion of the Convertible Promissory Note due because no additional consideration will be received in connection with any conversion.

(5) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low price per share of the Registrant’s Class 2 common stock as reported on the Nasdaq Global Select Market on June 13, 2022.

(6) Includes an indeterminate number of shares of Class 2 common stock that may be issued in connection with stock splits, stock dividends, or similar transactions.